EXHIBIT 10.37



                              EMPLOYMENT AGREEMENT
           This Employment Agreement is made and entered into as of the 1st day of July , 2000, by and between UTG Communications International, Inc. (the "Company") and Ueli Ernst (EXECUTIVE).

           WHEREAS, EXECUTIVE serves the Company as its President and Chief Executive Officer without the benefit of a written employment agreement; and

           WHEREAS, the Company and EXECUTIVE desire to secure the continued employment of EXECUTIVE and to memorialize EXECUTIVE's terms of employment by entering into an agreement setting forth the terms of such employment;

           NOW THEREFORE, in consideration of the mutual agreements hereinafter contained, the Company and EXECUTIVE, hereby agree as follows:

1. EMPLOYMENT AND TERM. The Company hereby employs EXECUTIVE as President and Chief Executive Officer and EXECUTIVE hereby accepts such employment and agrees to devote a significant portion of his business time and attention to the business and affairs of the Company, excepting any periods of vacation, illness and excepting any pursuits in which EXECUTIVE is engaging on the date of this Agreement, or any pursuits of a similar nature, which do not materially interfere with his duties hereunder. The initial term (the "Initial Term") of this Agreement shall continue through June 30, 2005. Commencing July 1, 2005 and each anniversary thereafter, this Agreement shall be renewed automatically for 12 additional months (each, a "Renewal Term") on the same terms and conditions contained herein, unless not later than 180 days before the expiration of any term of EXECUTIVE's employment hereunder, either the Company or the EXECUTIVE shall have given notice to the other that it or he, does not wish to extend EXECUTIVE's term of employment under this Agreement.


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2. DUTIES. EXECUTIVE during the term hereof shall render such services of an executive character for the Company as are assigned to him by Company's Board of Directors (the "Board"). EXECUTIVE shall only be assigned duties of the type, nature and dignity normally assigned to such an officer of a corporation of the size, stature and nature of the Company and which are consistent with the nature and status of the duties performed by EXECUTIVE as of the date hereof. Without limiting the generality of the foregoing, EXECUTIVE shall have general direction and control of the business and affairs of the Company, subject to the general direction of the Board of Directors of the Company. During the term of this Agreement, the Board shall reelect EXECUTIVE to the office he holds on the date of this Agreement and EXECUTIVE shall have, at a minimum, the same prerequisites of office as he had on the date hereof.

3. COMPENSATION.

     a. EXECUTIVE shall receive an annual base salary, payable in equal biweekly installments, equal to ONE HUNDRED TWENTY THOUSAND ($120,000.00) DOLLARS (the "Base Salary"). The Base Salary will be reviewed at least annually by the Board and will be increased if the Board reasonably determines an increase is appropriate based upon EXECUTIVE's merit, performance and accomplishments. The Base Salary, as the same may be increased from time to time, shall not be reduced during the term of this Agreement.

     b. This Agreement shall not affect or impair, and shall, be in addition to any rights EXECUTIVE may have in any bonus, incentive, annuity, savings, profit-sharing, stock option, pension or retirement plan or any life, accident, medical, hospital or any similar group insurance program, now or hereafter generally provided to EXECUTIVE or made available or applicable by the Company to its salaried employees. EXECUTIVE shall be entitled to participate in all of the employee benefit plans and arrangements in which key and/or other employees of the Company. participate, provided however, that during the Initial Term and any Renewal Term of this Agreement, the Company shall maintain and EXECUTIVE shall be entitled to participate in employee benefit plans and/or arrangements which provide EXECUTIVE with at least equivalent benefits to those in effect on the date hereof in which EXECUTIVE participates.

     c. STOCK OPTIONS. The Company hereby grants to EXECUTIVE the option to purchase such number of shares of common stock as equal one percent (1%) of the number of shares of common stock to be outstanding immediately following expiration of each of the five Employment Years (as defined below) of the Initial Term of this Agreement (each, an "Option"). In computing such number of shares of common stock outstanding, any and all shares which may be acquired upon the exercise of any outstanding warrant, option or other right, excluding the Option, shall be deemed outstanding. Each such Option shall be for a term of five (5) years from the date of such Option at an exercise price of $5.00 per share, subject to adjustment for dilution following the date of this Agreement, in the same manner provided for in the Option Agreement provided for below. Each Option shall be evidenced by an option agreement in the form attached hereto as EXHIBIT A that shall be executed and delivered by the Company to EXECUTIVE at the end of each Employment Year (the "Option Agreement"). Furthermore, notwithstanding anything contained in this Agreement or the Option Agreement to the contrary, any Option to be granted to EXECUTIVE pursuant to this Paragraph 3(c) shall be upon terms and conditions no less favorable than the stock options which may be granted to senior executives of the Company or its affiliates, including but not limited to any so-called registration rights. As used in this Agreement, the term "Employment Year" shall mean the twelve consecutive month period commencing on the execution date ("Execution Date") of this Agreement and each subsequent consecutive twelve month period during the Initial Term commencing on the anniversary date of the Execution Date.

     d. The Company may also pay to EXECUTIVE an annual bonus based upon the attainment of levels of profitability or other financial targets to be established by the Board.

4. EXPENSES. The Company shall promptly pay or reimburse EXECUTIVE for all expenses reasonably incurred by EXECUTIVE in performing his duties under this Agreement including but not limited to travel, lodging, meals, entertainment and club and association membership expenses. The Company shall also promptly pay or reimburse EXECUTIVE for all automobile lease expenses incurred with respect to the car presently leased and used by EXECUTIVE in connection with the business of the Company or for any replacement vehicle leased by EXECUTIVE upon comparable terms. Alternatively, at EXECUTIVE's option, the Company shall pay EXECUTIVE an automobile allowance equal to the aforesaid amount.

5. VACATION. EXECUTIVE will be entitled to a number of paid vacation days, leave for holidays and personal days in each calendar year consistent with EXECUTIVE's position and status, but not less than four weeks per year.

6. TERMINATION. EXECUTIVE's employment hereunder may be terminated under the following circumstances and for no other reason whatsoever:

     a. DEATH. EXECUTIVE's employment hereunder shall terminate upon his death.


     b. DISABILITY. If, as a result of EXECUTIVE's incapacity due to physical or mental illness, EXECUTIVE is unable to perform his duties, services and responsibilities hereunder or has been absent from his duties hereunder on a full-time basis for nine consecutive months or for 300 days, or more in the aggregate in any consecutive 12-month period, the Company may terminate EXECUTIVE's employment hereunder.

     c. CAUSE. EXECUTIVE's employment hereunder may be terminated at the Company's option at any time for "Cause". For purposes of this Agreement, the term "Cause" shall mean and be limited to (i) a willful and material breach of this Agreement by EXECUTIVE which has not been cured within thirty (30) days after Notice of Non-Compliance has been given by: the Company to EXECUTIVE, and
(ii) conviction of EXECUTIVE of a felony for theft, embezzlement or fraud. A Notice of Non-Compliance shall set forth in reasonable detail the facts and circumstances which provide a basis for the termination of EXECUTIVE's employment under this Agreement and which shall indicate the specific clause of this Section 6(c) relied upon. Notwithstanding the foregoing, EXECUTIVE shall not be deemed to have been terminated for Cause unless EXECUTIVE has received a Notice of Termination together with a copy of a resolution, duly approved by the affirmative vote of a majority of the entire membership of the Board (excluding EXECUTIVE, if EXECUTIVE is a member of the Board) finding that EXECUTIVE engaged in the conduct set forth in clause (i) or (ii) of this paragraph 6(c).

     d. TERMINATION BY EXECUTIVE.

               (i) EXECUTIVE may terminate: his employment hereunder (A) for Good Reason, (B) within 180 days of the occurrence of a Transaction, as defined in Section 8 hereof, or (C) if his health should become impaired to an extent that his continued performance of his duties hereunder would be reasonably likely to have a material adverse effect upon his physical or mental health or his life, or (D) otherwise at EXECUTIVE's option upon 90 days notice to the Company.

               (ii) For purposes of this Agreement, "Good Reason" shall mean a failure by the Company to comply with any material obligation of the Company under this Agreement which has not been cured within thirty
          (30) days, (ten (10) days with respect to payment of Base Salary) after receipt by the Company of notice of such noncompliance has been given by EXECUTIVE to the Company, including, without limitation, any reduction in Base Salary, failure of EXECUTIVE to be entitled to participate in employee benefit plans or arrangements which provide EXECUTIVE with at least equivalent benefits to those in effect on the date hereof in which key and/or other employees of the Company participate, or any material change in EXECUTIVE's position, duties, or offices, as specified herein, or in working conditions, including but not limited to a change in job responsibilities, a restructuring or redefining of position, responsibilities, assigned duties, person(s) to whom EXECUTIVE reports, or his relocation or transfer.

          e. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of EXECUTIVE's employment under the provision so indicated.

          f. "Date of Termination" shall mean (i) if EXECUTIVE's employment is terminated by his death, the date of his death, (ii) if EXECUTIVE's employment is terminated due to disability pursuant to paragraph (b) of this Section 6, thirty (30) days after the date a Notice of Termination is given, (iii) if EXECUTIVE's employment is terminated for Cause pursuant to paragraph (c) of this
Section 6, the date specified in the Notice of Termination, (iv) if EXECUTIVE terminates his employment for health reasons or at his option pursuant to paragraph (d)(i)(C) or (D) of this Section 6, the later of the date specified in the Notice of Termination or thirty (30) days after the date on which a Notice of Termination is given, and (v) if EXECUTIVE's employment is terminated for any other reason, the date on which a Notice of Termination is given.

7.  COMPENSATION UPON TERMINATION OR DURING DISABILITY.

          a. During any period that EXECUTIVE fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), EXECUTIVE shall continue to receive his full salary (and all benefits) at the rate then in effect for such period until his employment is terminated pursuant to Section 6 hereof; PROVIDED, HOWEVER, that payments so made to EXECUTIVE during the disability period shall be reduced by the sum of the amounts, if any, payable to EXECUTIVE at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program. If EXECUTIVE's employment is terminated by the Company for disability pursuant to paragraph (b) of Section 6, on the Date of Termination the Company will pay to EXECUTIVE in a lump sum payment the sum of (i) his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and (ii) all other cash compensation earned by EXECUTIVE pursuant to Section 3 hereof, if any, prior to the Date of Termination which has not previously been paid to EXECUTIVE on or prior to the Date of Termination.

          b. If EXECUTIVE's employment is terminated by reason of his death, within fifteen days (15) after the Company learns of EXECUTIVE's death, the Company will pay a lump sum payment to such person as EXECUTIVE shall have previously designated, in a notice filed, with the Company, or, if no such person shall have been designated, to his estate the sum of: (i) his full Base Salary through his date of death at the rate then in effect, and (ii) all other cash compensation earned by EXECUTIVE pursuant to Section 3 hereof, if any, prior to his date of death which has not previously been paid to EXECUTIVE on or prior to his date of death.

          c. If EXECUTIVE's employment is terminated by the Company for Cause, or by EXECUTIVE at his option pursuant to Section 6(d)(i)(D), within fifteen
(15) days after the Date of Termination the Company shall pay EXECUTIVE in a lump sum payment his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given plus all other cash compensation earned by EXECUTIVE pursuant to Section 3 hereof, if any, prior to the Date of Termination which has not been paid to EXECUTIVE on or prior to the date of Termination.

          d. If the Company shall terminate EXECUTIVE's employment in connection with a Transaction, or other than for disability or Cause, or if EXECUTIVE shall terminate his employment for Good Reason or within 180 days of the occurrence of a Transaction, then within fifteen (15) days after the Date of Termination: the Company shall pay EXECUTIVE:

               (i) EXECUTIVE's full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given plus all other cash compensation earned by EXECUTIVE pursuant to Section 3 hereof, if any, prior to the Date Termination which has not been paid to EXECUTIVE on or prior to such date;

               (ii) The Company shall continue to pay EXECUTIVE his annual Base Salary at the rate in effect at the time Notice of Termination is given plus all other annual compensation payable to EXECUTIVE pursuant to Section 3 hereof for the balance of the Initial Term, or the Renewal Term then in effect, as the case may be;

               (iii) All of the Options provided for in Section 3(c) shall immediately vest, and the Company shall execute and deliver to EXECUTIVE an Option Agreement for the balance of the Options provided for in Section 3(c) to which EXECUTIVE would have been entitled had this Agreement remained in effect for the entire Initial Term; and

               (iv) The Company shall also grant EXECUTIVE the option (the "Termination Option") to acquire additional common stock of the Company at a price of $5.-- per share, which price shall be subject to adjustment for dilution following the date of this Agreement in the same manner provided for in the Option Agreement (as adjusted the "Strike Price"). The number of shares covered by the Termination Option shall be equal to the quotient obtained by dividing (a) the product of (i) the total market capitalization for the Company's common stock on the Date of Termination, and (ii) 3%, and (b) the Strike Price. On the Date of Termination the Company shall deliver to EXECUTIVE an Option Agreement with respect to the Termination Option.

                     Notwithstanding anything contained in this Agreement to the contrary, the foregoing payments and stock options shall not be reduced by any compensation or consideration earned by EXECUTIVE from any source and EXECUTIVE shall have no obligation to mitigate such payments.

8.  TRANSACTION.

          a. For the purposes of this Agreement, the term "Transaction" shall mean and shall deem to have occurred upon the occurrence of any of the following, whether or not EXECUTIVE's employment is terminated:

               (i) a change of more than 50 percent in the voting stock ownership of the Company, or any operating subsidiary of Company (each an "Operating Subsidiary") excluding transfers of equity interests among the shareholders of record of the voting stock of the Company as of the date of this Agreement;

               (ii) the consummation of any consolidation or merger of the Company and, as a result of such consolidation or merger (x) less than 50 percent of the outstanding common shares and 50 percent of the voting shares of the surviving or resulting Company are owned, immediately after such consolidation or merger, by the owners of the Company's common shares as of the date hereof, or (y) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or "persons" acting in concert or who are otherwise required to aggregate their holdings under the Exchange Act, other than the owners of the common shares of the Company as of the date hereof, shall become the beneficial owner(s) (within the meaning of Rule 13d-3 under the Exchange Act) of 25 percent or more of the surviving or resulting Company's outstanding common shares;

               (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or any Operating Subsidiary shall be consummated;

               (iv) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company;

               (v) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), or "persons" acting in concert or who are otherwise required to aggregate their holdings under the Exchange Act, other than the owners of the common shares of the Company as of the date hereof, shall become the beneficial owner(s) (within the meaning of Rule 13d-3 under the Exchange Act) of 25 percent or more of the Company's outstanding common shares;

               (vi) the granting of any options or rights to acquire more than 50 percent of the voting stock of the Company, or any Operating Subsidiary, excluding any options or other rights presently outstanding or hereafter granted to shareholders of record of the voting stock of the Company as of the date of this Agreement; or

               (vii) a shifting of more than 50 percent of the net income of the Company, or any operating Subsidiary to a nonshareholder of record of the voting stock of the Company as of the date of this Agreement, whether through a joint venture or otherwise.

          For purposes of this Agreement, convertible securities or options, warrants, or other rights to acquire securities of the Company, or any Operating Subsidiary that are outstanding as of the date of this Agreement, and any stock issued by the Company, or any operating Subsidiary pursuant to such options or securities shall be considered to be outstanding voting stock.

          b. If EXECUTIVE's employment is terminated by the Company at any time in connection with a Transaction, or by EXECUTIVE within 180 days of the occurrence of a Transaction, and if any payment under Section 7(d), calculated as set forth above either alone or together with other payments which EXECUTIVE has the right to receive from the Company hereunder or otherwise, would constitute a :"parachute payment" (as defined in Section 28OG of the Code), such payment shall be reduced to the largest amount as will result in no portion of the payment under Section 7(d) or otherwise being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the payment under Section 7(d) pursuant to the foregoing proviso shall be made by EXECUTIVE in good faith, and such determination shall be conclusive and binding on the Company.

          9. INDEMNIFICATION. The Company shall indemnify EXECUTIVE against all liabilities, costs and expenses actually and necessarily incurred by EXECUTIVE in connection with any suit, action or claim in which EXECUTIVE is a party or otherwise involved in any capacity (there than a suit, action or claim by or in the right of the Company and approved by its Board of Directors) by reason of his employment or service as a director, officer or agent of the Company, provided that (A) EXECUTIVE was not grossly negligent or reckless, (B) EXEUCTIVE had reasonable cause to believe his conduct was lawful and in the best interests of the Company and (C) EXECUTIVE's actions were performed in the course of his employment duties. Expenses incurred in appearing at or participating in any suit, action or claim, whether civil, criminal, administrative or investigative, shall be paid or reimbursed by the Company as incurred in advance of final disposition of such suit, upon receipt of an unsecured written contractual undertaking by EXECUTIVE to reimburse or repay such amount if it is determined that EXECUTIVE is not entitled to be indemnified by the Company pursuant to this Paragraph 9.

      10. SUCCESSORS: ASSIGNABILITY.

          a. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance satisfactory to EXECUTIVE, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had occurred, provided however the foregoing shall not relieve the Company of its obligations under this Agreement. As used in this Agreement, the "Company" shall mean the Company, and any of its subsidiaries and any successor to all or substantially all of the Company's business or assets that becomes bound by all of the terms and conditions of this Agreement, whether by the terms hereof, by operation of law, or otherwise.

          b. This Agreement is personal in nature and neither of the parties hereto shall assign or transfer this Agreement or any obligations hereunder. This Agreement shall be binding upon and inure to the benefit of and bind the parties hereto and their respective successors, assigns and personal representative, heirs and estate.

      11. NOTICES. Any notice or other communication ("Notice") to be given to the Company under the terms of this Agreement shall be addressed to the Company in care of its Corporate Secretary, at its principal place of business; and any Notice to be given to EXECUTIVE shall be addressed to him at the last home address on file with the Company, or at such other address(es) as the party to whom the Notice is to be given may hereafter designate in writing to the other. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope, addressed as herein above required, registered (with return receipt requested) and deposited (postage and registration fee prepaid) in a post office or branch maintained by the United States Government, or personally delivered.

      12. WAIVER OF BREACH. The waiver by the Company of a breach of any provision of this Agreement by EXECUTIVE shall not operate as or be construed to be a waiver of any subsequent breach by EXECUTIVE, and the waiver by EXECUTIVE of a breach of any provision of this Agreement by the Company shall not operate as or be construed to be a waiver of any subsequent breach by the Company.

      13. GOVERNING LAW. The construction and interpretation of this Agreement shall be governed by the laws of the State of Delaware.

      14. ENTIRE AGREEMENT. Except as otherwise set forth or referenced by the terms of this Agreement, this Agreement constitutes the entire agreement of the parties hereto relating to the Company's employment of EXECUTIVE and supersedes any and all previous understandings or written arrangements. It may not be changed except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

                  REMAINDER OF THIS PAGE LEFT INTENTIALLY BLANK

             IN WITNESS WHEREOF, the Company and EXECUTIVE have executed this Agreement on the day and year first above written.

ATTEST:                            UTG COMMUNICATIONS INTERNATIONAL, INC.

                                   By:  /S/ KLAUS BRENNER SECRETARY


                                   EXECUTIVE: CEO


                                   /S/ UELI ERNST
                                   Ueli Ernst

                                    EXHIBIT A
                                    ---------

                             STOCK OPTION AGREEMENT
                             ----------------------

           AGREEMENT, made as of this 1st day of July 2000, by and between UTG Communications International, Inc., a corporation organized under the laws of the State of Delaware (the "Corporation"), and Ueli Ernst, an individual residing at ("Optionee").

                              W I T N E S S E T H:
                               -------------------

           WHEREAS, the Corporation and Optionee entered into an Employment Agreement dated July 1st, 2000 (the "Employment Agreement"; and

           WHEREAS, pursuant to paragraph 3(c) of the Employment Agreement, the Corporation is obligated to grant to Optionee the right to acquire shares of its common stock.

           NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

     1. GRANT OF OPTION.

           The Corporation hereby grants to Optionee, subject to the terms of, this Agreement, the right, privilege and option (the "Option") to purchase ( ) shares of Common Stock (the "Shares") on the terms. and conditions and in the manner herein set forth, subject to adjustment as provided in paragraph 5 below at a purchase price of ($5.00) per share (the "Purchase Price"). The Corporation warrants and represents to Optionee that the Shares represent one (1%) percent of the total number of shares of Common Stock of the Corporation issued and outstanding as of the date of this Agreement, on a fully diluted basis. Without limiting the generality of the foregoing, in calculating such number of shares of Common Stock outstanding any and all shares that may be acquired, upon the exercise of any outstanding warrants or options (excluding the Option) or other rights shall be deemed to be presently outstanding.

     2. METHOD OF EXERCISE OF THE OPTION.

           a. Subject to the terms and conditions of this Agreement, the Option will be exercisable by notice and payment to the Corporation in accordance with the procedure prescribed herein. Each such notice shall:

          (i) State the election to exercise the Option and the number of Shares in respect of which it is being exercised;

          (ii) contain a customary representation and agreement as to investment intent with respect to the Shares in form reasonably satisfactory to the Corporation's counsel; and

          (iii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person(s) other than Optionee, be accompanied by proof, reasonably satisfactory to the Corporation's counsel, of the right of such person(s) to exercise the Option.

          b. Upon receipt of such notice, the Corporation shall specify, by written notice to the person(s) exercising the Option, a date and time (such date and time being herein called the "Closing Date") and place within New York City for payment of the full purchase price of the Shares. The Closing Date will not be more than fifteen (15) days from the date the notice of exercise is received by the Corporation unless another date is agreed upon by the Corporation and the person(s) exercising the Option or is required upon advice of the Corporation's counsel in order to meet the requirement of paragraph 8(d) hereof. Payment of the purchase price of the Shares in respect of which the Option is exercised will be made by such person(s) at the place specified by the Corporation on or before the Closing Date by delivering to the Corporation a certified or bank cashier's check payable to the order of the Corporation.

          c. The Option will be deemed to have been exercised with respect to any particular Shares if, and only if, the preceding provisions of this paragraph 2 and the provisions of paragraph 8(d) hereof shall have been complied with, in which event the Option will be deemed to have been exercised on the Closing Date. Anything in this Agreement to the contrary notwithstanding, any notice of exercise given pursuant to the provisions of this paragraph 2 will be void and of no effect if all the preceding provisions of this paragraph 2 and the provisions of paragraph 8(d) shall not have been complied with. The certificate(s) for the Shares will be issued on the Closing Date (the "Date of Issuance") and will be registered in the name the Optionee (or, if the Option is exercised by Optionee and if Optionee so requests in the notice exercising the Option, will be registered in the name of Optionee and another person jointly, with right of survivorship) and will be delivered on the Closing Date to the person(s) exercising the Option at the place specified for the Closing, but only upon compliance with, all of the provisions of this Agreement.

          d. The Shares issuable upon exercise of the Option shall, when issued, be duly authorized, validly issued, fully paid and non-assessable and will be free from all taxes, liens and charges with respect thereto. The issuance of certificates for the Shares upon exercise of the Option will be made without charge to Optionee for any tax in respect of the issuance thereof or other cost incurred by the Corporation in connection with such exercise and the related issuance and delivery of the Shares.

     3. TERMINATION OF THE OPTION. Except as otherwise stated herein, the Option to the extent not heretofore exercised will terminate (the "Expiration Date") five (5) years from the date of this Agreement.

     4. ADJUSTMENTS. The number of Shares purchasable pursuant hereto and the Purchase Price per Share purchasable pursuant hereto shall be subject to adjustment from time to time on and after the Date of Issuance as hereinafter provided in this Section 4.

          4.1. ADJUSTMENT OF NUMBER OF SHARES.

          4.2. If and whenever after the date of this Agreement the Corporation shall in any manner (i) issue or sell any shares of its Common Stock (other than pursuant to the terms of a duly authorized employee stock option plan) for less than Market Value as determined at the time of such issuance or sale in accordance with Section 4. 10 hereof, or, if no Market Value is available at such time, the Appraisal Value as determined at the time of such issuance or sale on a per share basis after giving effect to the full exercise or conversion of the Option. or (ii) grant (whether directly or by assumption in a merger or, otherwise) any rights to subscribe for or to purchase, or any options or warrants for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock, whether or not immediately exercisable, convertible or exchangeable (such rights, options or warrants being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), or issue or sell (whether directly or by assumption in a merger or, otherwise) Options or Convertible Securities, and the price per share for which Common Stock is issuable upon, exercise, conversion or exchange of such Options or Convertible Securities (determined by dividing (x) the aggregate amount received or receivable by the Corporation as considered for the issue, sale or grant of such Options or Convertible Securities, PLUS the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange thereof, by (y) the total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Options or Convertible Securities) shall be less than the Market Value (as defined below), or if no Market Value is available at such time the Appraisal Value per share of Common Stock on a fully-diluted basis (after taking into account any consideration received by the Corporation with respect to the exercise of any Options or conversion of any Convertible Securities) on the date of such issue, sale or grant, whether or not, the rights to exercise, exchange or convert thereunder are immediately exercisable or (iii) declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, then (A) the Purchase Price shall be reduced to a price determined by multiplying the Purchase Price in effect prior to the adjustment referred to in this Section 4.1 by a fraction, the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue, sale, grant, dividend or distribution, plus (y) the consideration. if any, received by the Corporation upon any such issue or sale divided by the Market Value or Appraisal Value (as the case may be) as determined at the time of such issue or sale, and the denominator of which is the total number of shares of Common Stock outstanding immediately after such issue, sale, grant, dividend or distribution; and (B) the number of shares of Common Stock for which this Option is exercisable shall be adjusted to equal the number obtained by dividing (x) the Purchase Price in effect immediately prior to such issue, sale, grant, dividend or distribution multiplied by the number of shares of Common Stock for which this Option is exercisable immediately prior to such issue, sale, grant, dividend or distribution by (y) the Purchase Price resulting from the adjustment made pursuant to clause (i) above.

          4.3. RECORD DATE. In case at any time the Corporation shall take a record of the holders of the Common Stock for the purpose of entitling them: (a) to receive a dividend or other distribution payable in shares of the Common Stock, Options or in Convertible Securities; or (b) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          4.4. CERTAIN DIVIDENDS. In case the Corporation shall pay a dividend or make a distribution of shares of its capital stock (other than shares of Common Stock), evidences of its indebtedness, assets or rights, warrants or options (excluding (i) dividends or distributions payable in cash out of the current year's or retained earnings of the Corporation, (ii), distributions relating to subdivisions and combinations covered by Section 4.4, (iii) distributions relating to reclassification, changes, consolidations, mergers, sales or conveyances covered by Section 4.5 and (iv) rights, warrants or options to purchase or subscribe for shares of Common Stock or Convertible Securities), then in each such case the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be (x) the total number of shares of Common Stock then outstanding multiplied by the Market , Value, or if no Market Value is available the Appraisal Value, per share of Common Stock on the record date mentioned below, less (y) the fair market value (as determined by the Board of Directors of the Corporation or any duly authorized committee thereof) as of such record date of said shares of stock, evidences of indebtedness or assets so paid or distributed or of such rights, warrants or options, and the denominator of which shall be the total number of shares of Common Stock then outstanding multiplied by the Market Value or Appraisal Value, as the case may be, per share of Common Stock on the record date mentioned below. Such adjustment shall be made whenever any such dividend is paid or such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution.

          4.5. In the event of a distribution by the Corporation of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Purchase Price, the Optionee, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Corporation, such subsidiary or both, as the Corporation shall determine, the stock or other securities to which such Optionee would have been entitled if such Optionee had exercised such Option immediately prior thereto, all subject to further adjustment as provided in this Section 4; PROVIDED, HOWEVER, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of this Option Agreement or upon the exercise of this Option.

          4.6. SUBDIVISION OR COMBINATION OF SHARES. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Shares purchasable hereunder shall be proportionately increased. In case the outstanding shares of the Common Stock of the Corporation shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased. but in no event to greater than the aggregate Purchase Price of all Shares in effect on the Date of Issuance, and the number of Shares purchasable hereunder shall be proportionately reduced.

          4.7. REORGANIZATION, MERGER, ETC. Except as otherwise provided in
Section 5(d) hereof, if any capital reorganization, reclassification or similar transaction involving the capital stock of the Corporation, any consolidation, merger or business combination of the Corporation with another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation, shall be proposed to be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for shares of Common Stock (a "Section 4.5 Event"), then, the Corporation shall give the Optionee at least 30 days prior written notice of such Section 4.5 Event, and the terms thereof, and prior to and as a condition of such Section 4.5 Event, lawful and adequate provision shall be made whereby the Optionee shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Agreement and in lieu of the Shares of the Corporation immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such Section 4.5 Event not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the Optionee to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Purchase Price and of the number of Shares purchasable upon the exercise of the Option) shall thereafter be applicable, as nearly as may be, in relation to any stock, securities or assets thereafter deliverable upon the exercise hereof. The Corporation shall not effect any such Section 4.5 Event unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall (1) assume by written instrument executed and sent to the Optionee, the obligation to deliver to such Optionee such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Optionee may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision of this Agreement to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation hereunder, provided however that the foregoing shall not relieve the Corporation of its obligations hereunder unless and until such survivor or successor corporation has performed all of the Corporation's obligations hereunder and (2) deliver to the Optionee an opinion of counsel, in form and substance reasonably satisfactory to such Optionee, to the effect that such written instrument has been duly authorized, executed and delivered by such successor corporation and constitutes a legal, valid and binding instrument enforceable against such successor corporation in accordance with its terms (except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization. moratorium or similar law affecting creditors' rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law)), and to such further effects as the Optionee may reasonably request.

          4.8. EXCEPTIONS TO ADJUSTMENT. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Purchase Price or the number of shares issuable hereunder as a result of the issuance of the Option or the issuance of shares of the Common Stock upon exercise of the Option. In the event any adjustment to the Purchase Price or the number of Shares issuable upon exercise of the Option is required to be made hereunder, and such adjustment results in an adjustment to any other security of the Corporation outstanding prior to the Date of Issuance pursuant to the terms of such other security as they existed prior to the Date of Issuance, then such adjustment to such other security shall not in and of itself be deemed to require any subsequent adjustment to the Purchase Price or the number of Shares issuable hereunder.

          4.9. TREASURY SHARES. The number of shares of the Common Stock outstanding at any time shall not include shares owned or held by or for the account of the Corporation or any of its subsidiaries, but the disposition (but not the cancellation) of any such shares shall be considered an issue or sale of the Common Stock for the purposes of Section 4.

          4.10. CORPORATION TO PREVENT DILUTION. In case at any time or from time to time conditions arise by reason of action taken by the Corporation or any of its subsidiaries, which are not adequately covered by the provisions of this Section 4, or which might materially and adversely affect the exercise rights of the Optionee, the Board of Directors of the Corporation shall appoint a firm of independent certified public accountants of recognized national standing, which may be the firm regularly retained by the Corporation, which shall give their opinion upon the adjustment, if any, necessary with respect to the Purchase Price, on a basis consistent with the standards established in the other provisions of this Section 4, so as to preserve, without dilution, the exercise rights of the Optionee. Upon receipt of such opinion, the Board of Directors of the Corporation shall forthwith make the adjustments described therein.

          4.11. ADJUSTMENT NOTICES TO OPTIONEE. Upon any increase or decrease in the number of Shares purchasable upon the exercise of the Option, or upon any adjustment in the Purchase Price, then, and in each such case, the Corporation shall promptly deliver written notice thereof to the Optionee, which notice shall state the increased or decreased number of Shares purchasable upon the exercise of this Option, setting forth in reasonable detail the method of calculation on and the facts upon which such calculations are based. Such notice shall also contain a certificate of the Corporation's independent public accountants as to the correctness of such adjustments and calculations and to the effect that such adjustments and calculations have been made in accordance with the terms hereof; PROVIDED, HOWEVER, that the Corporation shall not be required to deliver such a certificate in the case of an adjustment in the Purchase Price resulting from a dividend in shares of Common Stock or from a subdivision of the outstanding shares of Common Stock into a greater number of shares. Where appropriate, such notice shall be given in advance.

          4.12. DEFINITIONS.

               (a) As used in this Agreement, the term Appraisal Value shall mean the fair market value of the Corporation (determined without any discount for the fact that the Option or Shares in question may represent a minority interest and may be illiquid) as determined by an independent appraiser experienced in the appraisal of companies in the businesses in which the Corporation is then engaged who is appointed by the Corporation; PROVIDED, HOWEVER, that if the Optionee does not agree with the fair market value as determined by such appraiser in accordance with the preceding sentence, then, within 30 days of such determination, the Optionee shall have the right to appoint an independent appraiser of his choice who is experienced in the appraisal of companies engaged in the businesses in which, the Corporation is then engaged. If the two appraisers agree upon an Appraisal Value, their joint determination shall govern. If the two appraisers cannot reach agreement within 15 days after the appointment of the appraiser by the Optionee, the two appraisers selected shall promptly appoint a third appraiser experienced in the appraisal of companies engaged in the businesses in which the Corporation is then engaged, and the unanimous decision of the three appraisers shall govern or, if the three appraisers cannot unanimously agree, then the average of the two appraisers closest in amount shall be considered the Appraisal Value. The Appraisal Value, determined as herein provided, shall be final and conclusive on the Corporation and the Optionee and shall be enforceable in any court having jurisdiction over a proceeding brought to seek such enforcement. In the event that the final Appraisal Value determined in accordance with the foregoing exceeds the initial Appraisal Value determined by the appraiser appointed by the Corporation by more than $50,000, then the Corporation shall be responsible for the costs of all appraisers; otherwise the Optionee shall be responsible for the costs of all appraisers other than the appraiser appointed by the Corporation.

               (b) As used in this Agreement, the term Market Value shall mean a value equal to (i) the average of the high and low prices of the Common Stock on all securities exchanges on which Common Stock may be listed during the applicable, period listed below, or (ii) if there shall have been no sales on any such exchange on any day during such period, the average of the bid and asked prices of Common Stock at the end of each such day, or (iii) if Common Stock shall not be so listed, the average of the bid and asked prices during such period in the over-the-counter market. if any, in each circumstance set forth above, averaged over the 20 consecutive trading days immediately prior to the day as to which Market Value is determined. In the event quotations for the Common Stock are not available for each day during the twenty consecutive day period provided above, then such Market Value shall be determined based upon the first twenty days (which need not be consecutive) preceding the day as of which Market Value is to be determined for which quotations are available, provided such twenty day period does not extend past fifty business days from the date as of which Market Value is to be determined.

          5.   SPECIAL COVENANTS OF THE CORPORATION.

               The Corporation covenants and agrees that until the earlier of the Expiration Date or the exercise in full of this Option:

               a. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, directly or indirectly avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Optionee against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (i) will not increase the par value of any shares of stock receivable upon the exercise of the Option above the Purchase Price payable therefor upon such exercise, and (ii) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non assessable shares of stock upon the exercise of the Option (including as a result of a reduction in the Purchase Price pursuant to the terms hereof).

               b. If any Shares required to be reserved for the purposes of exercise of this Option require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such Shares may be issued upon exercise of this Option, the Corporation will, at its expense, as expeditiously as possible use its best efforts to cause such Shares to be duly registered or approved, as the case may be; PROVIDED, HOWEVER, that the Corporation shall not be required to so register such Shares in more than 2 states unless the Optionee agrees to pay the expenses of such registration of each state over and above the first 2.

               c. If at any time Common Stock is listed on any national securities exchange (as defined in the Exchange Act), the Corporation will, at its expense, obtain and maintain the approval for listing on each such exchange upon "official notice of issuance" of all Shares issuable upon the exercise of the Option and maintain the listing of such Shares after their issuance and the Corporation will so list on such national securities exchange, will register under the Exchange Act (and any similar state statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon exercise of the Option, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Corporation.

               d. In the event that a Business Combination (as hereinafter defined) between the Corporation and any Related Person (as hereinafter defined) is proposed, such Business Combination shall not be valid or effective unless the terms thereof shall provide for the payment to the Optionee for all of his Shares of an amount not less than the highest price per share which such Related Person paid to acquire any share of such class or series, or any share of any class or series issuable upon exercise hereof, as the case may be, pursuant to a tender offer, cash purchase, market transaction or privately negotiated sale not effected on the open market within three years prior to the record date set to determine the stockholders entitled to vote on the proposed Business Combination. The consideration to be paid to the Holder shall be in cash or in such other form as that in which the price determined pursuant to the foregoing clause shall have been paid.

               e. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

                    (i) The term "Business Combination" shall mean (a) any
               merger or consolidation of the Corporation with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation (including any voting securities of a subsidiary of the Corporation) to a Related Person or of a Related Person to the Corporation, (c) the issuance of any securities of a Related Person in a share exchange for stock of the Corporation, (d) any re-capitalization of the Corporation that would have the effect of increasing the voting power of a Related Person, and (e) any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person.

                    (ii) The term "Related Person shall mean and include any
               individual, corporation, partnership or other person or entity which, together with its "Affiliates" and Associates" (as defined pursuant to Rule l2b-2 under the Exchange Act) "Beneficially Owns" (as defined pursuant to Rule 13d-3 under the Exchange Act) shares of capital stock of the Corporation having more than ten
               (10) percent of the voting power of the outstanding Voting Stock of the Corporation, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

                    (iii) The term "Voting Stock" shall mean all outstanding
               shares of capital stock of the Corporation entitled to vote generally in the election of directors, other than any stock having such right only by reason of the occurrence of a contingency.

     6. NOTIFICATION BY THE CORPORATION.

                     In case at any time:

               (i) the Corporation shall declare any dividend or make any distribution upon its Common Stock; or

               (ii) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

               (iii) the Board of Directors of the Corporation shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Corporation, or a sale or conveyance of all or substantially all of the assets of the Corporation, or a consolidation. merger or business combination of the Corporation with another Person; or

               (iv) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, in any or more of such cases, the Corporation shall give written notice to the Optionee, at the earliest time legally practicable (and not less than 10 days before any record date or other date set for definitive action) of the date on which (A) the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or options (B) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by stockholders of the Corporation, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, the notice required by this Section 6 shall so state.

     7. RIGHTS AND OBLIGATIONS PRIOR TO EXERCISE OF THE OPTION.

            Optionee shall have no rights, privileges or obligations as a stockholder with respect to the Shares until payment of the Option Price as set forth in paragraph 2 above.

     8. NON-TRANSFERABILITY OF THE OPTION.

            The Option will not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during the lifetime of Optionee only by him. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the next preceding sentence) or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise), and will not be subject to execution. attachment or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the terms and provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event if the Board of Directors of the Corporation, at any time, should, in its sole discretion, so elect, by written notice to Optionee or to the person(s) then entitled to exercise the Option under the provisions of paragraph 9 below; provided, however, that any such termination of the Option under the foregoing provisions of this paragraph 9 will not prejudice any rights or remedies which the Corporation or any subsidiary may have under this Agreement or otherwise.

     9. EXERCISE UPON DEATH.

           If Optionee dies while the Option is exercisable by Optionee, the Option may, subject to the provisions of paragraphs 8 and 10(d) hereof, be exercised by the estate of Optionee or by the person(s) (including the estate of any such person(s) who has died) who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of Optionee (or by reason of the death of any person(s) entitled to exercise the Option pursuant to this paragraph 9, at any time prior to the date set forth in paragraph 3(c) above.

     10. REGISTRATION RIGHTS.

          a. "PIGGYBACK" REGISTRATION RIGHTS. At least fifteen (15) days prior to the proposed filing of a registration statement under the Securities Act for any offering of any class of equity securities for the account of the Company or any other Person (other than a registration statement on Form S-4 or S-8 (or any successor forms under the Securities Act) or other registrations relating solely to employee benefit plans or any transaction governed by Rule 145 of the Securities Act), the Company shall give written notice of such proposed filing and of the proposed date thereof to the Optionee, and if, on or before the twentieth (20th) day following the date on which such notice is given, the Company shall receive a written request, requesting that the Company include among the securities covered by such registration statement any Company Stock issued to Optionee or issuable to Optionee pursuant to this Option for offering for sale in a manner and on terms set forth in such request, the Company shall include such Company Stock in such registration statement, if filed, so as to permit such Company Stock to be sold or disposed of in the manner and on the terms of the offering thereof set forth in such request. Such registration, including the initial public offering made by the Company, shall hereinafter be called a "Piggyback Registration".

          b. DEMAND REGISTRATION RIGHTS. The Optionee shall have the right (which right is in addition to the piggyback registration rights provided for under Section 11(a) hereto), exercisable by written notice to the Corporation (the "Demand Registration Request"), to have the Corporation prepare and file with the SEC, on one occasion, at the sole expense of the Corporation, a registration statement and such other documents, including a prospectus, as may be necessary (in the opinion of counsel for the Corporation), in order to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), so as to permit a public offering and sale of the securities covered by the Option by the holders thereof, for one demand registration right. In connection with the filing of a registration statement pursuant to this Section 11(b), the Corporation shall (i) file the registration statement as expeditiously as possible after the receipt by the Corporation of the Demand Registration Request, and (ii) use its best efforts to have any such registration statement declared effective at the earliest possible time.

          c. TERMS AND CONDITIONS OF REGISTRATION OR QUALIFICATION. In connection with any registration statement filed pursuant to Section 11(a) hereof, the following provisions shall apply:



          (i) If the managing underwriter advises that the inclusion in such registration or qualification of some or all of the Company Stock sought to be registered exceeds the number (the "Saleable Number") that can be sold in an orderly fashion without a substantial risk that the price per share to be derived from such registration will be materially and adversely affected, then the number of shares of Company Stock offered shall be limited to the Saleable Number and shall be allocated as follows:

          (1) first, all the Company Stock the Company proposes to register and

          (2) second, the difference between the Saleable Number and the number of shares allocated among all other selling Shareholders pro rata on the basis of the relative number of shares of Common Stock offered for sale by each such Stockholder.

          (ii) The Optionee will promptly provide the Company with such information as the Company shall reasonably request in order to prepare any such registration statement filed pursuant to this Section 11 and, upon the Company's request, Optionee shall provide such information in writing and signed and stated to be specifically for inclusion in the registration statement. In the event that the distribution of the Company Stock covered by the registration statement shall be effected by means of an underwriting, the right of Optionee to include its Company Stock in such registration shall be conditioned on such holder's execution and delivery of a customary underwriting agreement, custody agreement, selling stockholder power of attorney and similar agreements with respect thereto; provided, however, that except with respect to information concerning such holder and such holder's intended manner of distribution of the Company Stock, Optionee shall not be required to make any representations or warranties in such agreement as a condition to the inclusion of its Company Stock in such registration.

          d. All fees and expenses in connection with the preparation and filing of any registration statement filed pursuant to Section 11 hereof (other than underwriting fees, discounts or commissions with respect to Company Stock of the Optionee) shall be borne solely by the Company.

          e. Following the effective date of such registration statement, the Company shall, upon the request of the Optionee, forthwith supply such number of prospectuses (including preliminary prospectuses and amendments and supplements thereto) meeting the requirements of the Securities Act or such other securities laws where the registration statement or prospectus has been filed and such other documents as are referred to in the registration statement as shall be requested by the Optionee to permit such Optionee to make a public distribution of their Company Stock.

          f. The Company shall prepare and file such amendments and supplements to such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act or such other securities laws where the registration statement has been filed with respect to the offer and sale or other disposition of the Company Stock covered by such registration statement during the period required for distribution of the Company Stock, which period shall not be in excess of sixty (60) days from the effective date of such registration statement.

          g. The Company shall use its best efforts to register or qualify the Company Stock of the Optionee covered by any such registration statement under such securities or "Blue Sky" laws in such jurisdictions as the Optionee may request; provided, however, that the Company shall not be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified in order to comply with such request.

          h. In connection with any registration pursuant to Section 11 hereof, the Company will as expeditiously as possible:

                    (i) cause the Company Stock covered by such registration
               statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Optionee to consummate the disposition of such Company Stock;

                    (ii) promptly notify each Optionee at any time when a
               prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such prospectus so that as thereafter delivered to the purchasers of such Company Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                    (iii) cause all Company Stock covered by the registration
               statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, and, unless the same already exists, provide a transfer agent, registrar and CUSIP number for all such Company Stock not later than the effective date of the registration statement;

                    (iv) enter into such customary agreements (including an
               underwriting agreement in customary form) and take all such other actions as the holders of a majority of the voting power of the Company Stock being sold or the underwriters retained by such holders, if any, reasonably request in order to expedite or facilitate the disposition of such Company Stock;

                    (v) make available for inspection by the Optionee, any
               underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Optionee or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement;

                    (vi) obtain "cold comfort" letters and updates thereof from the Company's independent public accountants and an opinion from the Company's counsel (naming the Optionee as additional addressees) in customary form and covering such matters of the type customarily covered by "cold comfort" letters and opinions of counsel, respectively, as the Optionee shall reasonably request;

                    (vii) supply copies of the registration statement and any
               amendments thereto to Optionee at least two (2) business days prior to filing such document with the SEC, and shall reasonably consult with such persons and their counsel with respect to the form and content of such filing. The Company will immediately amend such registration statement to include such reasonable changes as the Optionee reasonably agrees should be included therein. If Optionee shall request a change refused by the Company may withdraw his Company Stock from the Registration Statement;

                    (viii) promptly provide Optionee with copies of any comment letters or other correspondence with the SEC;

                    (ix) promptly notify Optionee (i) of the issuance by the SEC of any stop order or order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, or (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Company Stock for sale in any jurisdiction, or the initiation of any proceedings for such purpose. The Company, with the reasonable cooperation of the Optionee, shall make every reasonable effort to contest any such proceedings and to obtain the withdrawal of any such order at the earliest possible moment,

                    (x) with a view to making available to the Optionee the
               benefits of Rule 144, (i) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act, and (ii) furnish to Optionee, so long as the Optionee holds any Company Stock subject to this Agreement, forthwith upon request (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (c) such other information as may be reasonably requested in availing Optionee of any rule or regulation of the SEC which permits the selling of any such securities without registration under the Securities Act; and

                    (xi) otherwise comply with all applicable rules and
               regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three
               (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          i. Optionee agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section hereof, Optionee will forthwith discontinue disposition of its Company Stock pursuant to the registration statement covering such, Company Stock until Optionee's receipt of the copies of the supplemented or amended prospectus contemplated by such
Section 6. 1 (c)(viii)(B) hereof and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Company Stock current at the time of receipt of such notice.

          j. The Company shall not be required to register any Company Stock with respect to any proposed offer or sale after a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or if such securities shall have been previously sold pursuant to Rule 144 under the Securities Act.

          k. The Company will not, at any time after the date hereof, grant any registration rights that conflict with, or have any priority over, the registration rights granted hereby.

11.  INDEMNIFICATION.

          a. In the event of the registration or qualification of any Company Stock of the Optionee under the Securities Act or any other applicable securities laws pursuant to the provisions of this Section 11, the Company agrees to indemnify and hold harmless Optionee (a "Seller"), underwriter, broker or dealer, if any, of such Company Stock, and each other Person, if any, who controls any such Seller, underwriter, broker or dealer within the meaning of the Securities Act or any other applicable securities, from and against any and all losses, claims, damages or liabilities (or actions in respect thereto), joint or several, to which such Seller, underwriter, broker or dealer or controlling Person may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Company Stock was registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Company Stock, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation under the Securities Act or any other applicable securities laws applicable to the Company or relating to any action or inaction required by the Company in connection with any such registration or qualification and will reimburse each such Seller, underwriter, broker or dealer and each such controlling Person for any legal or other expenses reasonably incurred by such Seller, underwriter, broker or dealer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement thereto in reliance upon and in conformity with written information finished to the Company by such Seller, underwriter, broker, dealer or controlling Person specifically and expressly for use in the preparation thereof or, with respect to any misstatement or omission, to the extent such misstatement or omission was corrected in a revised prospectus made available for delivery prior to the consummation of the subject transaction.

          b. In the event of the registration or qualification of any Company Stock of Optionee under the Securities Act or any other applicable securities laws for sale pursuant to the provisions hereof, Optionee , each underwriter, broker and dealer, if any, of such Company Stock, and each other person, if any, who controls Optioneee or any such underwriter, broker or dealer within the meaning of the Securities Act, agrees severally, and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of the Securities Act, and each officer and director of the Company from and against any losses, claims, damages or liabilities, joint or several, to which the Company, such controlling Person or any such officer or director may become subject under the Securities Act or any other applicable securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement under which such Company Stock was registered or qualified under the Securities Act or any other applicable securities laws, any preliminary prospectus or final prospectus relating to such Company Stock, or any amendment or supplement thereto, or arise out of or are based upon an untrue statement or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or omission was made therein in reliance upon and in conformity with written information furnished to the Company by such Optionee, specifically for use in connection with the preparation thereof, and will reimburse the Company, such controlling Person and each such officer or director for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that no Optionee shall be liable under this Section for any amount in excess of the net proceeds to Optionee of Company Stock sold by it.

          c. Promptly after receipt by a person entitled to indemnification under this Section 11(k) (an "indemnified party") of notice of the commencement of any action or claim relating to any registration statement filed under
Section 11(a) or Section 11(b) hereof or as to which indemnity may be sought hereunder, such indemnified party will, if a claim for indemnification hereunder in respect thereof is to be made against any other party hereto (an "indemnifying party"), give written notice to such indemnifying party of the commencement of such action or claim, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than pursuant to the provisions of this Section 11(k) and shall also not relieve the indemnifying party of its obligations under this Section 11(k) except to the extent that the indemnifying party is actually prejudiced thereby. In case any such action is brought against an indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled (at its own expense) to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense, with counsel reasonably satisfactory to such indemnified party, of such action and/or to settle such action and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. other than the reasonable cost of investigation; provided, however, that no indemnifying party shall enter into any settlement agreement without the prior written consent of the indemnified party unless such indemnified party is fully released and discharged from any such liability. Notwithstanding the foregoing, the indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such suit, action, claim or proceeding, (B) the indemnifying party shall not have employed counsel (reasonably satisfactory to the indemnified party) to take charge of the defense of such action, suit, claim or proceeding, or (C) such indemnified party shall have reasonably concluded, based upon the advice of counsel, that there may be defenses available to it which are different from or additional to those available to the indemnifying party which, if the indemnifying party and the indemnified party were to be represented by the same counsel, could result in a conflict of interest for such counsel of materially prejudice the prosecution of the defenses available to such indemnified party. If any of the events specified in clauses (A), (B) or (C) of the preceding sentence shall have occurred or shall otherwise be applicable, then the fees and expenses of one counsel or firm of counsel selected by a majority in interest of the indemnified parties (and reasonably acceptable to the indemnifying party) shall be borne by the indemnifying party. If, in any such case, the indemnified party employs separate counsel, the indemnifying party shall not have the right to direct the defense of such action, suit, claim or proceeding on behalf of the Stockholder indemnified party and the indemnified party shall assume such defense and/or settle such action; provided, however, that, an indemnifying party shall not be liable for the settlement of any action, suit, claim or proceeding effected without its prior written consent which consent shall not be unreasonably withheld.

          d. If the indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified paM as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

12.   REGISTRATION AND RESTRICTIONS ON DISPOSITION.

          a. Optionee understands that neither the Option nor the Shares subject thereto and issuable upon the exercise thereof are registered or will be registered under the Securities Act of 1933, as amended (the "Act") except as provided for in Section 11. Optionee represents that the Option and the Shares are being acquired by him for investment, without any present intention of selling or otherwise distributing all or any part of the Shares.

          b. Subject to Section 11, upon any sale or transfer of the Shares, so long as the Shares which are the subject of any such sale or transfer bear the legend required by Section 10(d) hereof, Optionee shall deliver to the Corporation an opinion of counsel reasonably satisfactory to the Corporation to the effect that either (i) the Shares to be so sold or transferred have been registered under the Act, and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Shares to be sold or transferred, or (ii) the Shares may then be sold without violating Section 5 of the Act.

          c. Notwithstanding anything contained in this Agreement to the contrary, if the Corporation has granted or simultaneously with the grant of the Option shall grant, one or more options to acquire its securities to any other employee, which option shall contain rights (exclusive of the exercise price, number of share and length) more favorable to such employee than the terms set forth in this Agreement, including, without limitation, so-called registration rights, then, at the option of Optionee any such provisions shall be deemed to be incorporated in this Agreement by reference.

          d. Subject to Section 11, the certificates representing the Shares issued upon exercise of the Option will bear the following legend (unless transferred pursuant to an effective registration statement or such legend may be removed in compliance with applicable law, including Rule 144(k)):

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE TRANSFERRED. ASSIGNED, HYPOTHECATED OR PLEDGED EXCEPT IN ACCORDANCE WITH THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

          13. RESERVATION OF SHARES. The Corporation shall, at all times during the term of the Option, reserve and keep available such number of shares of Common Stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

          14. NOTICES. Each notice relating to this Agreement will be in writing and delivered in person or by certified mail, return receipt requested, to the proper address. All notices to the Corporation shall be addressed to it at its principal executive offices at Limmattalstr. 10, CH-8954 Geroldswil. All notices to Optionee or other person(s) then entitled to exercise the Option shall be addressed to Optionee or such other person(s) at Optionee's address specified in the first paragraph hereof Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

          15. BENEFITS OF AGREEMENT. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, personal representatives, successors and assigns.

          16. SCOPE AND MODIFICATION OF AGREEMENT. With the exception of the Employment Agreement between Optionee and the Corporation, this Agreement shall supersede any and all prior and contemporaneous agreements or understandings between the Corporation and Optionee which relate to its subject matter, whether express or implied. Both the Corporation and Optionee hereby agree that any and all such prior agreements shall be null and void and shall have no further effect. This Agreement shall not be modified except by written agreement signed by the Corporation and Optionee.

          17. GOVERNING LAW. This Agreement and the rights and duties of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

          18. ARBITRATION. Any controversy, dispute or question arising out of, in connection with, or in relation to this Agreement or its interpretation or performance or non-performance, or for any breach, shall be determined by arbitration in accordance with the then existing rules of the American Arbitration Association in New York, New York. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. No provisions of this paragraph 16 shall limit the right of any party to exercise self-help remedies, if any, to obtain any provisional or ancillary remedies (including, but not limited to, injunctive relief or specific performance) from a court of competent jurisdiction. The institution and maintenance of any remedy permitted above shall constitute a waiver of the right to submit any controversy or claim to arbitration. The statute of limitations, estoppel, laces, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration.

          19. MISCELLANEOUS PROVISIONS.

               a. Any term or provision of this Agreement which is declared by a court of competent jurisdiction to be invalid, unenforceable or in violation of any applicable statute, rule or other law shall be deemed, if possible, to be modified or altered to enable such term or provision to comply thereto or, if not possible, to be omitted herefrom. The invalidity of any portion hereof shall not affect the force and effect of the remaining valid portions hereof.

               b. This Agreement may be executed in one or more counterparts, any one of which shall be deemed a duplicate original and all of which shall constitute one and the same agreement.

               c. No term or condition of this Agreement shall be deemed to have been waived. nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

           IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its Chairman of the Board, President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries and Optionee has hereunto set his hand all as of the day, month and year first above written.

                                         UTG COMMUNICATIONS INTERNATIONAL, INC.


                                         By:
                                            ---------------------------------
                                         OPTIONEE
                                         Ueli Ernst